Exhibit 99.1

Forward Looking Statements The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as "estimates", "anticipates", "projects", "plans", "seeks", "may", "will", "expects", "intends", "believes", "should" and similar expressions or the negative versions thereof and which also may be identified by their context. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. The Company assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following: Meridian's continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian's competition. While Meridian has introduced a number of internally developed products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which our customers operate, as well as adverse trends in buying patterns from customers can change expected results. Costs and difficulties in complying with laws and regulations administered by the United States Food and Drug Administration can result in unanticipated expenses and delays and interruptions to the sale of new and existing products. Changes in the relative strength or weakness of the U.S. dollar can also change expected results. One of Meridian's main growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses successfully integrated into Meridian's operations. The Company cannot predict the possible effects of potential healthcare reform in the United States and similar initiatives in other countries on its results of operations. In addition to the factors described in this paragraph, Part I, Item 1A Risk Factors of our Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company. VIVO

Overview of Meridian Bioscience, Inc. Leading developer, manufacturer and distributor of innovative rapid tests for diagnosing common diseases Preferred OEM supplier of critical components to large, automated Dx test manufacturers Products sold in over 60 countries US Dx 67% VIVO

Overview of Meridian Bioscience, Inc. Our Focus VIVO Upper Respiratory HAI (C. difficile) Biologicals to Dx industry Foodborne Stomach Ulcers (H. pylori)

Overview of Meridian Bioscience Strong, consistent financial leverage 5 year CAGR (2009) Sales 13% EPS 24% 5 year trends (2005-2009) GP +400 bps to 63% Operating income margin +1100 bps to 33% Net income +800 bps to 22% Sales per employee $351,000, up 47% Robust dividend policy - 19 years 75-85% of future earnings 26% average annual increase $60+ million cash and investments Zero Debt VIVO

Goal for New Product Development Acute symptoms Cough/cold Gastritis Diarrhea "Treatable" infection VIVO "Test and Treat" Better patient care Lower costs of healthcare

2010 Trends (excluding illumigene(tm)) VIVO

Update: 2010 Public Financial Guidance Net Sales $145 to $153 million Diluted EPS $0.70 to $0.80 Net Income -13% to Flat VIVO * Excludes the impact of illumigene or any other new products or acquisitions

Balance Sheet Summary ($ in 000s except per share data) 12/31/09 12/31/08 Cash and Investments $67,730 $57,982 Long Term Debt $ - 0 - $ - 0 - Shareholders' Equity $140,426 $131,427 Total Assets $154,723 $146,125 VIVO

C. difficile Assay Protocol 2 3 4 No sophisticated equipment required C. difficile test submitted for FDA 510k clearance VIVO Not yet cleared by the FDA

C. difficile Timeline (Preliminary) FEBRUARY MARCH APRIL MAY JUNE JULY AUGUST Clinical Trials Complete Available for Sale Ex - U.S. FDA 510k Submission Clinical Virology Symposium American Society Microbiology American Association for Clinical Chemistry *Available For Sale U.S. *Not yet cleared by the FDA VIVO

Comparison to Cytotoxic Culture Culture illumigene C. difficile illumigene C. difficile illumigene C. difficile illumigene C. difficile Positive Negative Invalid Total Positive 99 5 4 108 Negative 27 546 16 589 Total 126 551 20 697 95% CI 95% CI Sensitivity 99/104 95.2% 89.2 -97.9% 89.2 -97.9% Specificity 546/550 99.3% 98.1 -99.7% 98.1 -99.7% Correlation 668/677 98.7% 97.5 - 99.3% 97.5 - 99.3% Invalid Rate 20/697 2.9% 1.9 - 4.4% 1.9 - 4.4% Not yet cleared by the FDA VIVO